UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2010

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 FM 529 Houston, TX		77041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 329-4500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 13, 2010, T. Jay Collins, our President and Chief Executive Officer, will deliver a presentation at the CLSA/CAS Energy Forum in New York, NY on Thursday, May 13, 2010. Interested parties may view the slides for the presentation by using the Investor Relations link at Oceaneering’s website, www.oceaneering.com, beginning on Tuesday, May 11, 2010 at 1:00 p.m. Eastern Daylight Time.

Please note that certain information contained in the presentation are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and are subject to the “Safe Harbor” provisions of those statutes. Forward-looking statements are generally accompanied by words such as “estimate, ” “project, ” “predict,” “believe,” “expect,” “anticipate,” “plan,” “forecast,” “budget,” “goal” or other words that convey the uncertainty of future events or outcomes. Among other items, the forward-looking statements in the presentation include statements about:

•	Our expectation that our 2010 earnings per share will be $3.25 to $3.55;

•	Our expectation that our 2010 2nd quarter earnings per share will be $0.80 to $0.85;

•	Our segment operating income guidance for 2010 compared to 2009, with projections that ROVs and Subsea Products will be up, Inspection will be flat, and Subsea Projects will be down;

•	Our expectation that ROVs, Subsea Products and Subsea Projects will total more than 85% of our 2010 operating income;

•	Our 2010 projected cash flows, defined as net income plus depreciation and amortization, of over $300 million;

•	Our belief that we will have ample resources to invest in growth;

•	Anticipated worldwide deepwater discoveries to be evaluated and developed;

•	Floating rigs expected to be placed in service during 2010;

•	Future floating rig demand, 2010 – 2012, and our belief that floating rig demand will drive future demand growth in ROV services and subsea hardware;

•	Our expected 2010 ROV revenue per day-on-hire to be approximately the same as that of 2009, with utilization to be slightly higher;

•	Our expected 2010 ROV increase in days on hire by adding 20 new systems in 2010;

•	Our expectation that we will continue to expand our ROV fleet for both drill support and construction service, and add more ROVs on 3rd party vessels;

•	Our expectation that 2010 ROV operating income will exceed that of 2009 based on an increase in days-on-hire, with our operating margin flat to up;

•	Expected increase of over 65% in subsea completions in the decade commencing 2010;

•	Subsea tree orders forecast to be up approximately 40% in the period 2010 – 2014 compared to the period 2005 – 2009;

•

Our expectation that 2010 Subsea Products operating income and operating margin will be higher than that of 2009, due to manufacturing process improvements and cost reductions, anticipated increased umbilical plant throughput, and higher ROV tooling rentals and subsea field development hardware sales;

•	Projected cumulative subsea completions in the Gulf of Mexico through 2014;

•	Our belief that demand for deepwater inspection, maintenance and repair services tracks with growth in deepwater infrastructure;

•	Our intention to sell our vessel The Performer;

•	Our expectation that our vessel Ocean Intervention II will be out of service until the end of the 3rd quarter of 2010;

•	Our expectation that 2010 Subsea Projects operating income will be lower than 2009, due to:

•	the completion of the Ocean Producer contract in September 2009 and the subsequent sale of the Ocean Producer at a gain of $1.9 million in the 4th quarter of 2009;

•

the completion of the contract off Angola for The Performer in March 2010. Our decision to sell the vessel and resulting impairment charge of $5.2 million to adjust the carrying value of the asset held for sale;

•

the deck damage sustained by our vessel Ocean Intervention II in the 1st quarter of 2010, resulting in our expectation the vessel will be out of service until the end of the 3rd quarter of 2010, and our expectation we will charge the regulatory drydock on this vessel to expense in the 2nd quarter of 2010;

•	a softer market for our deepwater vessels in the Gulf of Mexico in 2010;

•	continued decline in hurricane-related diving work;

•	and higher vessel drydock expenses;

•	Our projected 2010 net income plus depreciation and amortization in the Supplemental Financial Information, defined as cash flow in the presentation;

•	Our projected 2010 EBITDA (as defined and reconciled to GAAP measures in the Supplemental Financial Information to the presentation) and components thereof; and

•	Subsea production control umbilicals orders forecast to be up approximately 30% in the period 2010 – 2014 compared to the period 2005 – 2009 in the Supplemental Financial Information.

These forward-looking statements are based on our current information and expectations that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are:

•	worldwide demand and prices for oil and gas;

•	general economic and business conditions and industry trends;

•	delays in deliveries of deepwater drilling rigs;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels and pricing;

•	the level of production by non-OPEC countries;

•

uncertainties in the level of our customers’ capital spending on deepwater exploration and development and the timing of approved projects, and particularly the timing and order flow rate related to subsea field development (construction) activities, which may have been exacerbated by the Deepwater Horizon drilling rig tragedy in the U.S. Gulf of Mexico in April 2010 and the potential environmental impact;

•	domestic and foreign tax policy;

•	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

•	rapid technological changes;

•	the political environment of oil-producing regions;

•	the price and availability of alternative fuels;

•	changes in competitive factors;

•	changes in project designs or schedules;

•	contract cancellations, change orders and other modifications;

•	difficulties executing on projects; and

•	overall economic conditions.

Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. For additional information regarding these and other factors that could cause our actual results to differ materially from those expressed in our forward-looking statements, see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009 and our subsequent Quarterly Reports on Form 10-Q.

Except as required by applicable law, we do not undertake any obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.
(Registrant)

By:	/S/ ROBERT P. MINGOIA
Robert P. Mingoia
Vice President and Treasurer

Date: May 11, 2010